Exhibit 10.34





                                                             Execution Copy

                        HUTCHISON-PRICELINE LIMITED

                            6% CONVERTIBLE NOTE

US$11,110,000                                           JUNE 27, 2000

            Hutchison-Priceline Limited, a company organized under the laws of the Cayman Islands with its registered office at the offices of Maples and Calder, Attorneys-at-Law, Ugland House, P.O. Box 309, George Town, Grand Cayman, Cayman Islands, British West Indies ("Obligor", which term, as used herein, shall include any successor thereto), for value received, hereby executes and delivers this 6% Convertible Note in favor of PCLN Asia, Inc., a corporation organized under the laws of the State of Delaware, United States of America ("Holder") and a wholly owned subsidiary of priceline.com Incorporated ("Priceline"), and hereby promises to pay to Holder, its designees or its successors and permitted assigns, the principal sum of Eleven Million One Hundred and Ten Thousand Dollars (US$11,110,000) (the "Principal Amount") on the Maturity Date (as defined below), together with accrued and unpaid interest through and including such date as herein provided at a rate per annum of 6%, compounded semiannually on each June 30 and December 31 occurring through the Maturity Date. This Convertible Note is issued in connection with the transactions described in that certain Note Purchase Agreement, dated as of the date hereof, between Obligor and Holder (the "Purchase Agreement"). Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months for the actual number of days elapsed.

            Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in Section 14.

1.          Maturity Date.

            The then outstanding Principal Amount, together with accrued and unpaid interest thereon as set forth above (subject to Section 7), shall become due and payable on the fifth anniversary of the Issue Date (the "Maturity Date").

2.          Acceleration.

            Notwithstanding any provision hereof to the contrary, the obligations of Obligor hereunder shall forthwith mature and immediately accelerate and shall be immediately due and payable on the Default Date (as hereinafter defined) in the event that (i) the business of Obligor is discontinued, sold, liquidated or otherwise disposed of, whether by liquidation or dissolution, or (ii) Obligor shall take, or intends to take, or, as far as Obligor is aware, any other person shall receive a judgment, order or decree from a court of competent jurisdiction, in each case, for the Obligor's winding up, liquidation, dissolution, merger or consolidation that is not pursuant to an agreement between Obligor and Holder, or for the appointment of a receiver in relation to any or all of Obligor's assets, or Obligor shall admit in writing its inability to pay its debts as they become due or shall commit any other act of insolvency (each a "Default Event"). The date on which any Default Event occurs is referred to herein as the "Default Date."

3.          No Prepayments.

            Neither the Principal Amount nor any interest accrued on this Convertible Note may be prepaid by Obligor, except as provided in Section 7.

4.          Method of Payment.

            Obligor shall pay all amounts payable under this Convertible
Note in cash by wire transfer of immediately available funds to an account designated by Holder or, if no account has been designated, by certified check delivered to Holder at such place as Holder shall designate to Obligor in writing.

5.          Presentment Waived.

            Obligor hereby expressly waives presentment for payment, demand, notice of dishonor, protest and notice of protest. Acceptance by Holder of any payment that is less than the full amount then due and owing hereunder shall not constitute a waiver of Holder's right to receive payment in full at such time or at any prior or subsequent time.

6.          Subordination.

            Prior to the Maturity Date, except for the obligations of Obligor upon any conversion of the Principal Amount in accordance with the terms of this Convertible Note, all indebtedness evidenced by this Convertible Note (the "Subordinated Indebtedness") shall be subordinated to all other indebtedness of Obligor, whether existing as of the Issue Date or incurred at any time after the Issue Date (the "Senior Indebtedness"), and in that connection, prior to the Maturity Date, except for the obligations of Obligor upon any conversion of the Principal Amount in accordance with the terms of this Convertible Note:

(a) the payment of the Subordinated Indebtedness shall be subordinated to all and any rights, claims and actions which any other person may now or hereafter have against Obligor in respect of the Senior Indebtedness;

(b) the Subordinated Indebtedness shall not become capable of being subject to any right of set-off or counterclaim; and

(c) except upon the Maturity Date, upon the acceleration pursuant to
Section 2, or upon the conversion of the Principal Amount in accordance with the terms of this Convertible Note, Holder shall not claim, request, demand, sue for, take or receive (whether by way of set-off or in any other manner and whether from Obligor or any other person) any money or other property in respect of the Subordinated Indebtedness or any part thereof.

7.          Conversion Rights.

(a) Optional Conversion. At any time prior to the Maturity Date, at the option of Holder in its sole discretion, all or any portion of the then outstanding Principal Amount of this Convertible Note may be converted (an "Optional Conversion") into a number of Shares (the "Optional Conversion Shares") equal to the amount of the then outstanding Principal Amount to be converted divided by the Conversion Price. Notwithstanding the foregoing, Holder shall be entitled to a total of three (3) Optional Conversions, each in an amount of not less than $3,000,000.

            In order to exercise the right of Optional Conversion, Holder shall surrender this Convertible Note at the principal office of Obligor and shall give written notice of such exercise, substantially in the form of Exhibit A attached hereto (the "Optional Conversion Notice"), to Obligor at such office. Such Optional Conversion shall be deemed to have been effected at the close of business on the date on which such Optional Conversion Notice, duly completed and executed, shall have been given as aforesaid, and, subject to the last sentence of this Section 7(a), at such time such portion of the Principal Amount as is subject to such Optional Conversion shall be applied by Obligor in full payment of the Optional Conversion Shares to be issued in consequence of the Conversion and that application shall discharge Obligor from all liability in respect of such portion of the Principal Amount converted, and Holder shall be deemed for all purposes to have become the holder of the Optional Conversion Shares.

            As promptly as practicable, but in no event later than seven
(7) Business Days, after an Optional Conversion, Obligor, at its expense, shall cause (i) the Optional Conversion Notice presented by Holder to Obligor, and any other documents necessary for such Optional Conversion to be effected, to be stamped by the office of the Inland Revenue Department and as appropriate under the laws of the Cayman Islands, (ii) Holder's name to be entered in the register of the members of Obligor in respect of the Optional Conversion Shares, (iii) to be paid to Holder all accrued and unpaid interest through and including the date of the Optional Conversion on that portion of the Principal Amount subject to such Optional Conversion and (iv) to be delivered to Holder a convertible note, in form and substance identical to this Convertible Note, for the remaining outstanding Principal Amount if such Optional Conversion was not for the entire portion of the then outstanding Principal Amount. Notwithstanding any provision of this Convertible Note to the contrary, no Optional Conversion shall be deemed to have occurred unless and until Obligor shall have complied with the obligations set forth in the immediately preceding sentence, whereupon such Optional Conversion shall be deemed to have been effective as of the date the Optional Conversion Notice is given to Obligor; provided, however, that no failure by Obligor to so comply with such obligations shall prohibit Holder from exercising its rights as the holder of the Optional Conversion Shares.

(b) Mandatory Conversion. Immediately prior to consummation of the Initial Public Offering, the entire then outstanding Principal Amount of this Convertible Note shall be automatically converted (the "Mandatory Conversion" and, together with any Optional Conversion, a "Conversion") into a number of Shares (the "Mandatory Conversion Shares" and, together with the Optional Conversion Shares, "Conversion Shares") equal to the then outstanding Principal Amount divided by the Conversion Price.

            The Mandatory Conversion shall be effected by Obligor applying the entire then outstanding Principal Amount of this Convertible Note in full payment of the Mandatory Conversion Shares to be issued in consequence of the conversion and that application shall discharge Obligor from all liability in respect of the entire then outstanding Principal Amount of this Convertible Note.

            As promptly as practicable, but in no event later than seven
(7) Business Days, after a Mandatory Conversion, Obligor, at its expense, shall cause (i) the Mandatory Conversion Notice presented by Holder to Obligor, and any other documents necessary for such Mandatory Conversion to be effected, to be stamped by the office of the Inland Revenue Department and as appropriate under the laws of the Cayman Islands, (ii) Holder's name to be entered in the register of the members of Obligor in respect of the Mandatory Conversion Shares and (iii) to be paid to Holder all accrued and unpaid interest through and including the date of the Mandatory Conversion on that portion of the Principal Amount subject to such Mandatory Conversion. Notwithstanding any provision of this Convertible Note to the contrary, no Mandatory Conversion shall be deemed to have occurred unless and until Obligor shall have complied with the obligations set forth in the immediately preceding sentence, whereupon such Mandatory Conversion shall be deemed to have been effective as of the date of the Initial Public Offering; provided, however, that no failure by Obligor to so comply with such obligations shall prohibit Holder from exercising its rights as the holder of the Mandatory Conversion Shares.

8.          Anti-Dilution Provisions.

            The Conversion Price shall be subject to appropriate adjustment so as to protect the rights of Holder upon the occurrence on or after the Issue Date and prior to the Initial Public Offering of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, merger, combination, consolidation or other similar transaction. Upon each occurrence of any event described in the immediately preceding sentence, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by Obligor, including, upon the occurrence of any merger, combination, consolidation or other similar transaction, the issuance to Holder of any securities into which this Convertible Note shall be converted by operation of law or pursuant to the express terms of such transaction provided that such transaction has been approved by the Board of Obligor, which approval shall include the affirmative vote of at least one PCLN Director and one TH Director), so that Holder, upon any Conversion, shall be entitled to receive the number of Shares or other property, including cash or securities, that Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Convertible Note been converted immediately prior to the date of such event, or if such event has a record date, then the record date applicable to such event. An adjustment made pursuant to the immediately preceding sentence shall become effective retroactively to the close of business on the day upon which such event is effected.

9.          Certain Approvals.

            Prior to the Initial Public Offering, in addition to any approval required under applicable law or under Section 3.07 of the Securityholders' Agreement, the prior approval of the Holder of the Convertible Note shall be required for Obligor to:

(a)                     (i) merge, combine or consolidate with, or
                  agree to merge, combine or consolidate with, or purchase, or agree to purchase, all or substantially all of the stock of, any Person or
                  (ii) purchase, or agree to purchase, all or substantially all of the assets and properties of, or otherwise acquire, or agree to acquire, all or any portion of, any Person, in each case with respect to this clause (ii), having a value in excess of US$250,000, including assets and assumed liabilities;

(b)                     sell all or substantially all of the assets
                  and properties of Obligor;

(c)                     liquidate or dissolve Obligor, effect any
                  recapitalization or reorganization of Obligor, or any stock split or reverse stock split, or, in each case, obligate itself to do so;

(d)                     amend or propose to amend the
                  organizational documents of Obligor;

(e) issue any Ordinary Shares, or securities exercisable or exchangeable for, or convertible into, Ordinary Shares, for consideration per Ordinary Share (or an exercise, exchange or conversion price per Ordinary Share) in an amount less than the Conversion Price; or

(f) adopt or amend any equity incentive plan for directors, officers or employees, including the Option Plan, to permit the grant of, or otherwise grant, options or any other rights to acquire Ordinary Shares in excess of the Option Limit.

10.         Covenants of Obligor.

(a) Obligor shall maintain financial statements in accordance with International Accounting Standards applied on a consistent basis, with a reconciliation to United States generally accepted accounting principles included in the footnotes;

(b) Prior to the Initial Public Offering, Holder shall have reasonable rights to inspect the books and records of Obligor and shall have reasonable access to the legal, tax, accounting and other personnel of Obligor;

(c)               Prior to the Initial Public Offering,
                  Obligor shall deliver to Holder the following documents:

(i)                           Annual audited consolidated financial
                        statements within ninety (90) days after the end of each fiscal year and quarterly unaudited consolidated financial statements within forty-five (45) days after the end of each fiscal quarter, in each case, of Obligor and its subsidiaries;

(ii)                          Monthly financial reports furnished
                        to senior management of Obligor,
                        contemporaneously with delivery to senior management; and

(iii) Copies of reports, if any, submitted to Obligor by independent accountants in connection with each annual or interim audit of the books and records of Obligor made by such accountants.

11.         Treatment of Note.

            Obligor will treat, account and report this Convertible Note as debt and not equity for accounting and tax (with respect to any returns filed with federal, state, local or foreign tax authorities) purposes.

12.         Miscellaneous.

(a) Actions by Obligor. Prior to the Initial Public Offering, any right, option, discretion, obligation, notice, approval, consent, authorization or other action required or permitted to be exercised, performed, given or taken by Obligor or the Board under this Convertible Note in order to enforce Obligor's rights under this Convertible Note shall be exercised, performed, given or taken only pursuant to a resolution duly adopted by the Board with the affirmative vote of at least one director designated by TH and at least one director designated by Holder.

(b) Specific Performance. Obligor and Holder acknowledge and agree that in the event of any breach of this Convertible Note, the non-breaching party would be irreparably harmed and could not be made whole solely by monetary damages. Obligor and Holder hereby agree that in addition to any other remedy to which any party may be entitled at law or in equity, to the extent permitted by applicable law, Obligor and Holder shall be entitled to obtain an injunction or compel specific performance of this Convertible
Note in any action instituted in any Court.

(c) Interpretation. The headings and captions in this Convertible Note are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof. When used in this Convertible Note, (i) the symbol "US$" shall refer to the lawful currency of the United States of America and (ii) the words "including" and "include" shall be deemed followed by the words "without limitation."

(d) Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered by hand,
(ii) delivered by a reputable commercial overnight delivery service, or
(iii) transmitted by facsimile, in each case, sent to the address or telecopier number set below. Such notices shall be effective: (i) in the case of hand deliveries, when received; (ii) in the case of an overnight delivery service, when received; and (iii) in the case of facsimile transmission, when electronic confirmation of receipt is received by the sender. Any party may change its address and telecopy number by written notice to another party in accordance with this provision, provided that such notice shall be effective only upon receipt.


            If to Obligor, to:

            Hutchison-Priceline Limited
            Unit 2007, 20th Floor
            2 Harbour Front
            18 Tak Fung Street
            Hunghom, Kowloon, Hong Kong
            Telecopy:   011-852-2189-7207
            Attention:  Chief Executive Officer

            with a copy to:

            A.S. Watson & Company, Limited
            Watson House
            1-5 Wo Liu Hang Road
            Fo Tan, Shatin, New Territories, Hong Kong
            Telecopy:  011-852-2693-4404
            Attention: Managing Director

            If to Holder, to:

            PCLN Asia, Inc.
            In care of priceline.com Incorporated
            800 Connecticut Avenue
            Norwalk, CT  06854
            Telecopy:   + 1-203-299-8915
            Attention:  General Counsel

            With a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            One Rodney Square
            P.O. Box 636
            Wilmington, DE  19899-0636
            Telecopy:   + 1-302-651-3001
            Attention:  Patricia Moran Chuff, Esquire

(e) Governing Law; Forum; Service of Process. This Convertible Note shall be governed by and construed in accordance with the laws of England and Wales (without giving effect to conflicts of law principles) as to all matters, including validity, construction, effect, performance and remedies of and under this Convertible Note. Venue in any and all suits, actions and proceedings between the parties hereto and relating to the subject matter of this Convertible Note shall be in the courts located in and for England and Wales (the "Courts"), which shall have exclusive jurisdiction for such purpose, and Holder and Obligor hereby irrevocably submit to the exclusive jurisdiction of such Courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding. Service of process may be made in any manner recognized by such Courts. Holder and Obligor each hereby irrevocably waives its right to a jury trial arising out of any dispute in connection with this Convertible Note or the transactions contemplated hereby.

(f) Severability. The invalidity, illegality or unenforceability of one or more of the clauses or provisions of this Convertible Note in any jurisdiction shall not affect the validity, legality or enforceability of this Convertible Note in such jurisdiction or the validity, legality or enforceability of this Convertible Note, including any such clause or provision in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(g) Successors; Assigns; Third-Party Beneficiaries. The provisions of this Convertible Note shall be binding upon the parties hereto and their respective heirs, successors and permitted assigns. Neither this Convertible Note nor the rights or obligations of Obligor may be assigned by Obligor without the prior written consent of Holder. Holder may assign its rights or obligations hereunder to any Affiliate of Priceline, provided that any assignment to an Affiliate of Priceline which is not a wholly owned subsidiary of Priceline shall be subject to the prior written consent of Obligor which consent shall not be unreasonably withheld or delayed. Any attempted assignment in contravention of this Convertible Note shall be null and void and of no effect. This Convertible Note is for the sole benefit of the parties hereto and their respective heirs, successors and permitted assigns and no provision hereof, whether express or implied, is intended, or shall be construed, to give any other Person any rights or remedies, whether legal or equitable, hereunder.

(h) Amendments. This Convertible Note may not be amended, modified or supplemented except in a writing signed by Obligor and Holder.

(i) Waiver. Any waiver (whether express or implied) of any default or breach of or by any party to this Convertible Note shall be effective unless evidenced by a writing signed by the party against which such waiver is sought to be enforced. No such waiver for any purpose shall constitute a waiver of any other or subsequent default or breach, or for any other purpose.

(j) Counterparts. This Convertible Note may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Convertible Note.

13.         Definitions.

            As used in this Convertible Note, the following terms shall have the following meanings:

            "Affiliate" has the meaning specified in Rule 12b-2 promulgated under the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Board" means the board of directors of Obligor.

            "Business Day" means any day other than a Saturday, Sunday or other day on which banks in the City of New York, State of New York, United States of America or Hong Kong are required or authorized to be closed.

            "Conversion Price" means US$1.25 per share, as may be adjusted pursuant to Section 8.

            "Convertible Note" means this 6% Convertible Note and all amendments made hereto in accordance with the provisions hereof.

            "Court" has the meaning specified in Section 12(e).

            "Default Date" has the meaning specified in Section 2.

            "Holder" has the meaning specified in the Preamble.
            "Initial Public Offering" means the first Public Offering of Shares resulting in aggregate net proceeds (after expenses and underwriting commissions and discounts) to Obligor, if such Public Offering occurs in the United States of America, of at least US$50 million, or, if such Public Offering does not occur in the United States of America, an amount, denominated in the currency of the jurisdiction in which such Public Offering occurs, equivalent to US$50 million at then applicable exchange rate.

            "Issue Date" means the date of first issuance of this Convertible Note as first set forth above.

            "Mandatory Conversion" has the meaning specified in Section 7(b).

            "Mandatory Conversion Certificates" has the meaning specified in Section 7(b).

            "Mandatory Conversion Shares" has the meaning specified in
Section 7(b).

            "Maturity Date" has the meaning specified in Section 1.

            "Obligor" has the meaning specified in the Preamble.

            "Option Limit" means a number of Shares issuable upon exercise of options or any other rights to acquire Ordinary Shares granted under the Option Plan not to exceed 10% of the outstanding Shares of Obligor on a fully diluted basis, including after giving effect to the issuance of Shares upon exercise of such options or such other rights and the conversion of the Convertible Note.

            "Option Plan" means the stock option plan for directors, officers and employees of Obligor on terms to be approved by the Board, provided that the Option Plan shall limit the number of Shares issuable upon the exercise of options granted thereunder to the Option Limit.

            "Optional Conversion" has the meaning specified in Section 7(a).

            "Optional Conversion Certificates" has the meaning specified in
Section 7(a).

            "Optional Conversion Notice" has the meaning specified in
Section 7(a).

            "Optional Conversion Shares" has the meaning specified in
Section 7(a).

            "PCLN Director" means a director of Obligor designated by Holder.

            "Person" means any individual, firm, corporation, proprietary, public or private company, partnership, limited liability company, public liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

            "Priceline" means priceline.com Incorporated, a corporation organized under the laws of the State of Delaware, United States of America.

            "Principal Amount" has the meaning specified in the Preamble.

            "Public Offering" means a public offering of Shares pursuant to a prospectus, an effective registration statement or listing agreement in compliance with the laws, rules and regulations in such jurisdiction as may be approved by the Board to be the jurisdiction for the primary listing and trading of Obligor's securities.

            "Purchase Agreement" has the meaning specified in the Preamble.

            "Securityholders' Agreement" means the Securityholders' Agreement, dated as of the date hereof, among Obligor, Holder and TH.

            "Services Agreement" means the Services Agreement, dated as of the date hereof, between Priceline and Obligor.

            "Shares" means the ordinary shares of Obligor.

            "TH" means Trio Happiness Limited, a company organized under the laws of the British Virgin Islands and a wholly owned subsidiary of Hutchison Whampoa Limited.

            "TH Director" means a director of Obligor designated by TH.

                          [SIGNATURE PAGE FOLLOWS]


            IN WITNESS WHEREOF, Obligor has caused this Convertible Note to be duly executed and delivered as of the date first set forth above.


                                    HUTCHISON-PRICELINE LIMITED




                                    By:
                                       ------------------------------
                                       Name:
                                       Title:



            IN WITNESS WHEREOF, Obligor has caused this Convertible Note to be duly executed as a deed as of the date first set forth above.


            EXECUTED AS A DEED for and on behalf of HUTCHISON-PRICELINE
LIMITED



                                    By:
                                       ------------------------------
                                       Name:
                                       Title:

                        In the presence of                           :
                                           --------------------------


                        ---------------------------------------------
                        Witness


EXHIBIT A TO CONVERTIBLE NOTE


                             CONVERSION NOTICE


To:   Hutchison-Priceline Limited

            The undersigned registered holder of the attached 6% Convertible Note, dated as of June ___, 2000, originally executed by Hutchison-Priceline Limited, a company organized under the laws of the Cayman Islands ("Obligor"), in favor of PCLN Asia, Inc. ("Convertible Note") hereby irrevocably exercises the option to convert US$_________ of the Principal Amount outstanding under the Convertible Note into the Conversion Shares in accordance with the terms of the Convertible Note, and directs that the Certificates representing the Conversion Shares issuable and deliverable upon such conversion be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used in this Conversion Notice and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Convertible Note.



Dated:
      -------------------------     --------------------------------


                                    --------------------------------
                                    Signature(s)